As filed with the Securities and Exchange Commission on November 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LGL SYSTEMS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	83-4599446
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

165 W. Liberty St., Suite 220

Reno, NV 89501

(775) 393-9113
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc Gabelli, Chief Executive Officer

LGL Systems Acquisition Corp.

165 W. Liberty St., Suite 220

Reno, NV 89501

(775) 393-9113

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Joel L. Rubinstein, Esq. Daniel E. Nussen, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Telephone: (212) 294-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-234124

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $.0001 par value, and one-half of one Redeemable Warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,731.75
Shares of Class A common stock included as part of the Units(3)	2,875,000 Shares	—	—	—	(4)
Redeemable Warrants included as part of the Units(3)	1,437,500 Warrants	—	—	—	(4)
Total			$28,750,000	$3,731.75	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 375,000 Units, 375,000 shares of Class A common stock and 187,500 Redeemable Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriter.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $143,750,000 on its Registration Statement on Form S-1, as amended (File No. 333-234124), which was declared effective by the U.S. Securities and Exchange Commission on November 6, 2019. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by LGL Systems Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-234124) (the “Prior Registration Statement”), initially filed by the Registrant on October 7, 2019 and declared effective by the Securities and Exchange Commission on November 6, 2019.

This Registration Statement covers the registration of an additional 2,875,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share (“Common Stock”), and one-half of one redeemable warrant (“Warrant(s)”), including 375,000 units that may be purchased by the underwriters to cover over-allotments, if any.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 7, 2019), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 7, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-234124 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23	Consent of Marcum LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reno, Nevada, on the 6th day of November, 2019.

LGL SYSTEMS ACQUISITION CORP.

By:	/s/ Marc Gabelli
Name:	Marc Gabelli
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates inadicated.

Name	Position	Date

/s/ Marc J. Gabelli	Chief Executive Officer	November 6, 2019
Marc J. Gabelli	(Principal Executive Officer) and Director

/s/ Robert LaPenta	Chief Financial Officer	November 6, 2019
Robert Lapenta	(Principal Financial and Accounting Officer)

/s/ Mary Gallagher	Director	November 6, 2019
Mary Gallagher

/s/ Michael Ferrantino	Director	November 6, 2019
Michael Ferrantino

/s/ Michael Martin	Director	November 6, 2019
Michael Martin

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